Exhibit 5.1

Wilson Sonsini Goodrich & Rosati Professional Corporation 900 S Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746-5546 O: 512.338.5400 F: 512.338.5499

February 29, 2024

Microchip Technology Incorporated

2355 West Chandler Boulevard

Chandler, Arizona 85224-6199

Re:	Microchip Technology Incorporated – Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed by Microchip Technology Incorporated, a Delaware corporation (the “Company”), Atmel Corporation, a Delaware corporation (“Atmel”), Microchip Holding Corporation, a Delaware corporation (“Holding”), Microchip Technology LLC, a Delaware limited liability company (“MT LLC”), Silicon Storage Technology, Inc., a California corporation (“SST Inc.”), Microsemi Corporation, a Delaware corporation (“Microsemi”), and Microsemi Storage Solutions, Inc., a Delaware corporation (“Microsemi Storage”, and together with MT LLC, SST Inc., Atmel, Holding and Microsemi, each a “Guarantor” and, collectively, the “Guarantors”), with the Securities and Exchange Commission (the “Commission”) in connection with the registration pursuant to the Securities Act of 1933, as amended (the “Act”), of the Securities (as defined below).

The Registration Statement relates to the proposed issuance and sale by the Company, from time to time, pursuant to Rule 415 under the Act, as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements to the prospectus referred to therein (each a “Prospectus Supplement”), of (i) an indeterminate amount of the Company’s debt securities (the “Debt Securities”) and (ii) guarantees of the Debt Securities by the Guarantors (the “Guarantees” and, together with the Debt Securities, the “Securities”).

The Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein and the Prospectus Supplements. The Securities are to be issued pursuant to a debt securities indenture (the “Indenture”), a form of which has been filed as an exhibit to the Registration Statement and was entered into between the Company and Computershare Trust Company, National Association, as trustee (the “Trustee”). The Securities are to be sold pursuant to a purchase, underwriting or similar agreement in substantially the form to be filed under a Current Report on Form 8-K. The Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented in connection with the issuance of each such series of Securities, by a supplemental indenture or other appropriate action of the Company creating such series of Securities.

AUSTIN    BEIJING    BOSTON    BOULDER    BRUSSELS    HONG KONG    LONDON    LOS ANGELES    NEW YORK    PALO ALTO

SALT LAKE CITY    SAN DIEGO    SAN FRANCISCO    SEATTLE    SHANGHAI    WASHINGTON, DC    WILMINGTON, DE

Microchip Technology Incorporated

February 29, 2024

We have examined instruments, documents, certificates and records that we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (d) that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) that a Prospectus Supplement will have been filed with the Commission describing the Securities offered thereby; (f) that the Securities will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (g) that a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company, and the other parties thereto; (h) that any Securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise; and (i) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Based on such examination, we are of the opinion that:

1. With respect to Debt Securities to be issued under the Indenture, when: (a) the Trustee is qualified to act as Trustee under the Indenture and the Company has filed a Form T-1 for the Trustee with the Commission; (b) the Trustee has duly executed and delivered the Indenture; (c) the Indenture has been duly authorized and validly executed and delivered by the Company to the Trustee; (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (e) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters; and (f) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and entitled to the benefits of the Indenture.

Microchip Technology Incorporated

February 29, 2024

2. With respect to the Guarantees, when (a) each Guarantee has been duly authorized and validly executed and delivered by the applicable Guarantor to the Trustee, (b) all necessary corporate or limited liability action, as applicable, has been taken to approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters, and (c) the Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the applicable definitive purchase, underwriting or similar agreement, such Guarantees will constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:

(a) limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights of creditors generally;

(b) rights to indemnification and contribution, which may be limited by applicable law or equitable principles; and

(c) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

Our opinions are limited by the effect of statutes and rules of law protecting guarantors, including those (i) which may discharge a guarantor if the beneficiary of the guaranty alters the obligation of a principal, fails to inform the guarantor of material information pertinent to the principal, elects remedies that may impair the subrogation or reimbursement rights of the guarantor against the principal, or otherwise takes any action which prejudices the guarantor, without obtaining consent of the guarantor, and (ii) relating to waivers or subordination by a guarantor of its rights against the principal or otherwise. With respect to the Guarantors that are Delaware corporations, we have assumed that the execution, delivery and performance of the Guarantees are necessary and convenient to the conduct, promotion, and attainment of the business of such Guarantors.

We express no opinion as to the enforceability or legal effect of any provision of any purchase, underwriting or similar agreement, the Indenture or the Securities purporting to reinstate, as against any obligor or guarantor, obligations or liabilities of such obligor which have been avoided or which have arisen from transactions which have been rescinded or the payment of which has been required to be returned by any court of competent jurisdiction.

We express no opinion as to the laws of any other jurisdiction, other than the federal laws of the United States of America, the laws of the State of New York as to the enforceability of the Debt Securities and the Guarantees, and the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act, and the Corporations Code of the State of California.

* * *

Microchip Technology Incorporated

February 29, 2024

We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement and to the use of our name wherever it appears in the Registration Statement, the Prospectus, any Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, P.C.